                                                                     EXHIBIT 1.2

                         SUNRISE ASSISTED LIVING, INC.



                  LETTER OF TRANSMITTAL AND CUSTODY AGREEMENT



First Union National Bank
  of North Carolina
230 South Tryon Street, 11th Floor
Charlotte, North Carolina 28202


Ladies and Gentlemen:

         There are delivered to you herewith certificates representing shares of Common Stock, par value $0.01 per share ("Common Stock"), of Sunrise Assisted Living, Inc., a Delaware corporation (the "Company"), as set forth at the end of this letter on the page entitled "CERTIFICATES DEPOSITED". Each of the certificates so delivered is accompanied by a duly executed assignment form duly endorsed for transfer and are in negotiable form bearing the signature of the undersigned guaranteed by a commercial bank or trust company having an office or a correspondent in New York City, New York or by a member firm of the New York, American or Pacific Stock Exchange. The stock certificates are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Letter of Transmittal and Custody Agreement (the "Custody Agreement").

         The undersigned agrees to deliver to the Attorneys (as herein defined) or to you such additional documentation as the Attorneys, or any of them, or the Company or the Representatives (as herein defined) or you or any of their respective counsel may request to effectuate or confirm compliance with any of the provisions hereof or of the Underwriting Agreement (as herein defined), all of the foregoing to be in form and substance satisfactory in all material respects to the Attorneys and you and such counsel.

         Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed a power of attorney (the "Power of Attorney") to Paul J. Klaassen and David W. Faeder (individually, an "Attorney" and collectively, the "Attorneys"), authorizing the Attorneys, each with full power and authority to act alone, including full power of substitution, to sell from the number of securities represented by the certificates deposited with you hereunder that number of securities indicated at the end of this Custody Agreement on the page entitled "CERTIFICATES DEPOSITED" (the "Securities"), and for that purpose to enter into and perform an underwriting agreement

(the "Underwriting Agreement") among the Company, the Selling Stockholders (as defined in the Underwriting Agreement), the Additional Selling Stockholders (as defined in the Underwriting Agreement), and Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated, NatWest Securities Limited and J.C. Bradford & Co., as the representatives (the "Representatives") of and on behalf of each of the several underwriters named in the Underwriting Agreement (the "Underwriters"). All items not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

         You are authorized and directed to hold the Securities deposited with you hereunder in your custody, and on the Closing Date or such other date specified in the Underwriting Agreement you shall (i) take all necessary action to cause the Securities to be sold and transferred on the books of the Company into such names as the Representatives, on behalf of the several Underwriters, shall have instructed you and to surrender the certificates representing the shares of Common Stock to you, as transfer agent for the Common Stock, in exchange for new certificates for shares of Common Stock registered in such names and in such denominations as the Representatives shall have instructed you; (ii) deliver such new certificates to the Representatives, for the accounts of the several Underwriters, against payment for such Securities at the purchase price per share as determined in accordance with the Underwriting Agreement, and give receipt for such payment; (iii) deposit the same to your account as Custodian, and draw upon such account to pay such expenses, if any (the "Expenses"), as you may be instructed to pay by the undersigned; (iv) when instructed by the undersigned to do so, you are to transmit to the undersigned, within 24 hours of such instruction to you, the balance, if any, of the amount received by you as payment for the Securities after deducting the Expenses. Such balance is to be paid in the manner requested by the undersigned at the end of this Custody Agreement or in such manner as you, in accordance with the terms hereof, shall deem appropriate. With such remittance you shall also return to the undersigned new certificates representing the number of shares of Common Stock, if any, deposited with you hereunder which are in excess of the number of Securities sold by the undersigned to the Underwriters.

         If the Underwriting Agreement shall not have been entered into prior to November 30, 1996, then, upon the written request of the undersigned to you (accompanied by written notice of termination of the Power of Attorney addressed to each of the Attorneys, in your care) on or after that date, you are to return to the undersigned the certificates deposited with you hereunder, together with any stock powers delivered herewith.

                 Under the terms of the Power of Attorney, the power conferred thereby is granted, made and conferred subject to and in consideration of the interests of the Underwriters and the Company and, prior to November 30, 1996, is irrevocable and not subject to termination by the undersigned or by operation of law, whether by the death, incapacity, termination, dissolution or liquidation of the undersigned or otherwise, and the obligations of the undersigned pursuant to the Underwriting Agreement are similarly not subject to termination and shall remain in full force and effect until such date and, to the




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extent provided therein, after such date.  Accordingly, the certificates deposited with you hereunder and this Custody Agreement and your authority hereunder are subject to the interests of the several Underwriters and the Company, and this Custody Agreement and your authority hereunder are irrevocable and are not subject to termination by the undersigned or by operation of law, whether by the death or incapacity of the undersigned, the termination of any trust or estate, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, the dissolution or liquidation of any corporation or partnership or the occurrence of any other event. If the undersigned should die or become incapacitated, if any trust or estate should be terminated, if any corporation or partnership should be dissolved or liquidated, or if any other such event should occur before the delivery of the Securities to be sold by the undersigned under the Underwriting Agreement, certificates for such Securities shall be delivered by you on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and this Custody Agreement, and action taken by you pursuant to this Custody Agreement shall be as valid as if such death or incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not you shall have received notice of such death, incapacity, termination, dissolution, liquidation or other event. [_____________] has authority to instruct you on irregularities or discrepancies in letters of transmittal, discrepancies in the form of certificates representing the Securities and accompanying documents.

         Until payment of the purchase price for the Securities has been made to you by or for the account of the several Underwriters, the undersigned shall remain the owner of the Securities and shall have the right to vote the Securities and all other securities, if any, represented by the certificates deposited with you hereunder and to receive all dividends and distributions thereon.

         You shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Custody Agreement given to you on behalf of the undersigned, if the same shall have been made or given to you by the undersigned, or by the Attorneys, or any of them; provided, however, that you shall not be entitled to act on any statement or notice to you with respect to the Closing Date under the Underwriting Agreement, or with respect to the non-effectiveness or termination of the Underwriting Agreement, or advising that the Underwriting Agreement has not been executed and delivered, unless such statement or notice shall have been confirmed in writing to you by the Representatives.

         In taking any action requested or directed by the Representatives under the terms of this Custody Agreement, you will be entitled to rely upon a writing signed by an authorized employee of Donaldson, Lufkin & Jenrette Securities Corporation.

         It is understood that you assume no responsibility or liability to any person other than to deal with the certificate(s) deposited with you hereunder and the proceeds from the sale of all or a portion of the securities represented thereby in accordance with the provisions of this Custody Agreement, and the undersigned agrees to indemnify and hold



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you harmless with respect to anything done by you in good faith in accordance with the foregoing instructions.

         The undersigned represents and warrants on behalf of itself severally, and not jointly with any other Selling Stockholder, that:

                 (i) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder pursuant to the Underwriting Agreement.

                 (ii) Upon delivery of and payment for such Securities pursuant to the Underwriting Agreement, good and clear title to such Securities will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                 (iii) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into the Underwriting Agreement and this Custody Agreement and to sell, assign, transfer and deliver the Securities in the manner provided herein and therein, and the Underwriting Agreement and this Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                 (iv) The Power of Attorney signed by such Selling Stockholder appointing Paul J. Klaassen and David W. Faeder, or any one of them, as such Selling Stockholder's attorney-in-fact to the extent set forth therein with regard to the transactions contemplated by the Underwriting Agreement and by the Registration Statement and by this Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, and such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into the Power of Attorney and to grant to the Attorneys, or either of them, the power, authority and rights granted thereby.

         The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, (i) the Company, (ii) Hogan & Hartson L.L.P., (iii) the Underwriters and their representatives, agents and counsel, Alston & Bird, (iv) the Custodian, and (v) counsel to the undersigned.

         The Custody Agreement shall be governed by the laws of the state of residence of the undersigned indicated in the address appearing below the undersigned's signature on this Custody Agreement.



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         Please acknowledge your acceptance hereof as Custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to the undersigned in care of _______________________.


Dated: October __, 1996                   Very truly yours,

                                                                        *
                                          ------------------------------

Printed Name and Address:

-----------------------

-----------------------

-----------------------

-----------------------

Taxpayer I.D. #:

-----------------------

Telephone Number:
                  ---------------------




-----------------------
*To be signed in exactly the same manner as the securities are registered.



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Instruction:  Complete each column as to certificates to be deposited with the
Custodian.


                             CERTIFICATES DEPOSITED




                                  Number of Shares          Maximum Number of
                                  of Common Stock           Shares of Common
         Stock                    Represented by            Stock To Be Sold
         Cert. No.                Each Certificate          from Certificate*
         ---------                ----------------          ----------------------



TOTAL:                            ----------------         --------------------


         * If no indication is made to the certificates from which securities to be sold shall be allocated, then selection will be made at the Custodian's discretion. The Attorneys do not have the power to sell a greater number of securities than is listed in this column, although they may sell a lesser number.




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

Instruction:     Indicate how you wish to receive payment for the securities sold to the Underwriters. A wire transfer can be made only to an account standing in exactly the same name as the person holding the securities being sold.

                               MANNER OF PAYMENT

         I request that payment of the net proceeds from the sale of the shares of Common Stock of the Company to be sold by me pursuant to the Underwriting Agreement be made in the following manner (CHECK ONE):

(      )         CHECK made payable to:
 ------

                 --------------------------------------

                 to be sent to the following address:


                 --------------------------------------

                 --------------------------------------

                 phone (  )
                        --  ---------------------------
                 Please send by (check one):
                 (       )        Via First Class Mail
                  -------
                 (       )        Via Federal Express
                  -------         Federal Express Account Number:
                                                                  -------------


(       )        WIRE TRANSFER to the following account:
 -------

                 Account No.
                            ---------------------------
                 Bank
                     ----------------------------------
                              (Name)

                 --------------------------------------
                          (Address)

                 ABA No.
                        -------------------------------

                 phone (      )
                        ------  -----------------------

(        )       OTHER (please specify):
 --------
                 --------------------------------------

                 --------------------------------------

                 --------------------------------------


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                     CUSTODIAN'S ACKNOWLEDGMENT AND RECEIPT


         First Union National Bank of North Carolina, as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the certificates referred to therein.


                 Dated: October ___, 1996


                                          FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA


                                          By:
                                             ---------------------------------
                                                Name:
                                                Title:




                      DO NOT DETACH FROM CUSTODY AGREEMENT




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